Exhibit 25.1

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)___
_______________________________________________________

U.S. BANK TRUST NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

41-1973763
I.R.S. Employer Identification No.

300 East Delaware Avenue, 8th Floor
Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

Patrick J.Crowley
U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005
Telephone (212) 361-2505
(Name, address and telephone number of agent for service)

NORFOLK SOUTHERN CORPORATION
(Exact name of obligor as specified in its charter)

Virginia	52-1188014
(State or other jurisdiction of	(I. R. S. Employer
incorporation or organization)	Identification No.)

Three Commercial Place	23510-2191
Norfolk, Virginia
(Address of principal executive offices)	(Zip Code)

__________________________

SENIOR DEBT SECURITIES
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

	a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

	b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15
The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding.  There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit 1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

Exhibit 7.	Report of Condition of the Trustee as of December 31, 2011, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 13th day of February, 2012.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Patrick J. Crowley
Name:	Patrick J. Crowley
Title:	Vice President

Exhibit 7
U.S. Bank Trust National Association
Statement of Financial Condition
As of December 31, 2011
($000’s)
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)______________________________	10,292
b. Interest-bearing balances (2)___________________________________________________	525,460
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)_________________________	0
b. Available-for-sale securities (from Schedule RC-B, column D)________________________	0
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold___________________________________________________________	0
b. Securities purchased under agreements to resell (3)_________________________________	0
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale_________________________________________________	0
b. Loans and leases, net of unearned income_______________________________________0
c. LESS: Allowance for loan and lease losses______________________________________0
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)___________	0
5. Trading assets (from Schedule RC-D)______________________________________________	0
6. Premises and fixed assets (including capitalized leases)________________________________	297
7. Other real estate owned (from Schedule RC-M)______________________________________	0
8. Investments in unconsolidated subsidiaries and associated companies____________________	0
9. Direct and indirect investments in real estate ventures_________________________________	0
10. Intangible assets:
a. Goodwill___________________________________________________________________	16,000
b. Other intangible assets (from Schedule RC-M)____________________________________	2,944
11. Other assets (from Schedule RC-F)_______________________________________________	22,710
12. Total assets (sum of items 1 through 11)___________________________________________	577,703

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)_______	0
(1) Noninterest-bearing (1)__________________________________________________0
(2) Interest-bearing________________________________________________________0
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)____________________________________	0
b. Securities sold under agreements to repurchase (3)________________________________	0
15. Trading liabilities (from Schedule RC-D)___________________________________________	0
16. Other borrowed money (includes mortgage indebtedness and obligations
under capitalized leases) (from Schedule RC-M)____________________________________	0
17. and 18. Not applicable
19. Subordinated notes and debentures (4)____________________________________________	0
20. Other liabilities (from Schedule RC-G)_____________________________________________	17,441
21. Total liabilities (sum of items 13 through 20)________________________________________	17,441
22. Not applicable

EQUITY CAPITAL
Bank Equity Captal
23. Perpetual preferred stock and related surplus_______________________________________	0
24. Common stock_______________________________________________________________	1,000
25. Surplus (excludes all surplus related to preferred stock)_______________________________	466,570
26. a. Retained earnings___________________________________________________________	92,692
b. Accumulated other comprehensive income (5)_____________________________________	0
c. Other equity capital components (6)_____________________________________________	0
27. a. Total bank equity capital (sum of items 23 through 26.c)____________________________	560,262
b. Noncontrolling (minority) interests in consolidated subsidiaries_______________________	0
28. Total equity capital (sum of items 27.a and 27.b)____________________________________	560,262
29. Total liabilities and equity capital (sum of items 21 and 28)____________________________	577,703